Exhibit 99.1

Hall Kinion Shareholders Approve Merger

Tampa, Fla. & Novato, Calif. – June 7, 2004 – Kforce Inc. (Nasdaq:KFRC) and Hall Kinion and Associates, Inc. (Nasdaq:HAKI), professional staffing firms, jointly announced that their merger was approved by Hall Kinion shareholders at a meeting held on Friday, June 4, 2004. Kforce Inc. and Hall Kinion expect the transaction to close today, Monday, June 7, 2004.

About Kforce

Kforce (Nasdaq:KFRC) is a professional staffing firm providing flexible and permanent staffing solutions for organizations in the skill areas of information technology, finance & accounting, pharmaceutical, healthcare and scientific. Backed by more than 1,200 staffing specialists, Kforce operates in 45 markets in North America. For more information, please visit our Web site at http://www.kforce.com.

About Hall, Kinion & Associates, Inc.

Hall, Kinion & Associates, Inc., The Talent Source(R) for specialized professionals, delivers world-class talent on a contract and full-time basis to high-demand sectors. Hall Kinion finds, evaluates and places industry-specific Technology and Corporate Professionals.

Founded in 1991, Hall Kinion completed its initial public offering in 1997. Hall Kinion operates two divisions, both of which provide consultants and direct-hire talent: the Technology Professional Division places highly-skilled experts in positions ranging from software engineering to CTO into technology, financial services, healthcare, government and energy sectors; and the Corporate Professional Services Division (OnStaff) places specialists at all levels into real estate, financial services and healthcare sectors. For the most current corporate and financial information, visit Hall Kinion’s Web site at http://www.hallkinion.com.

Certain of the statements at this conference may be forward-looking statements that involve a number of risks and uncertainties. Such forward-looking statements are within the meaning of that term in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended. Factors that could cause actual results to differ materially include the following: business conditions and growth in the staffing industry and general economy; competitive factors, risks due to shifts in the market demand, including, without limitation, shifts in demand for our Health and Life Sciences, Finance and Accounting and Information Technology Groups, as well as the market for search and flexible staffing assignments; changes in the service mix; ability of the Company to complete acquisitions; and the risk factors listed from time to time in the Company’s reports filed with the Securities and Exchange Commission, as well as assumptions regarding the foregoing. In particular, any statement related to Kforce’s expected revenues or earnings or Kforce being well positioned for future profitability and growth are forward-looking statements. The words “should,” “believe,” “estimate,” “expect,” “intend,” “anticipate,” “foresee,” “plan” and similar expressions and variations thereof identify certain of such forward-looking statements, which speak only as of the dates on which they were made. Additionally, any statements related to future improved performance, the successful integration of Hall Kinion into Kforce and estimates of revenues and earnings per share are forward-looking statements. The Company undertakes no obligation to publicly update or revise any forward-looking statement. As a result, such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and actual results may differ materially from those indicated in the forward-looking statements as a result of various factors. Readers are cautioned not to place undue reliance on these forward-looking statements.

CONTACT: Kforce Inc., Tampa

Michael Blackman, 813-552-2927

Investor Relations

or

Hall, Kinion & Associates, Inc., Novato

Martin A. Kropelnicki, 415-895-2200